   As filed with the Securities and Exchange Commission on October 25, 1999

                                                   Registration No. 333-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION

                                ---------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------
                     APPLIED SCIENCE AND TECHNOLOGY, INC.
            (Exact name of registrant as specified in its charter)

              DELAWARE                              04-2962110
   (State or other jurisdiction of      (I.R.S. Employer Identification No.)
   incorporation or organization)

                                ---------------
                   RICHARD S. POST, CHIEF EXECUTIVE OFFICER
                     APPLIED SCIENCE AND TECHNOLOGY, INC.
                                 35 CABOT ROAD
                          WOBURN, MASSACHUSETTS 01801
                                (781) 933-5560
     (Address, including zip code, and telephone, including area code, of registrant's principal executive offices)

                                ---------------
                                   Copy to:
                           NEIL H. ARONSON, ESQUIRE
              MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.
                             ONE FINANCIAL CENTER
                          BOSTON, MASSACHUSETTS 02111
                                (617) 542-6000

                                ---------------
   Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment, check the following box. [X]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the Following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                ---------------

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

Title of each class
        of           Amount to  Proposed maximum Proposed maximum  Amount of
 securities to be        be      offering price     aggregate     registration
    registered       registered    per share      offering price      fee
------------------------------------------------------------------------------
Common Stock, $.01
 par value per
 share.............   325,873       $23.88(1)      $7,780,218(1)  $2,162.90(1)
------------------------------------------------------------------------------
Total Registration
 Fee...............                                               $2,162.90(1)

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the amount of the registration fee. Pursuant to Rule 457(c) of the Securities Act of 1933, the proposed maximum offering price has been calculated based upon the average of the high and low sale prices of our common stock as reported by the NASDAQ National Market System on October 19, 1999.

   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), shall determine.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and is not soliciting an offer to buy these +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                                   PROSPECTUS

                     Subject to Completion, Dated

                      APPLIED SCIENCE AND TECHNOLOGY, INC.

                         325,873 Shares of Common Stock


 . We are registering a
  total of 325,873 shares
  of our common stock for
  sale by the
  securityholders
  identified in this
  prospectus as the
  selling stockholders.


 . The selling                       This Investment
  stockholders may sell                Involves
  the common stock at              A High Degree of
  prices and on terms              Risk. You Should
  determined by the                    Purchase
  market, in negotiated             Shares Only If
  transactions or through           You Can Afford
  underwriters. The                A Complete Loss.
  selling stockholders
  may also sell the
  common stock under Rule
  144 of the Securities
  Act of 1933. The
  selling stockholders
  are identified and
  information with
  respect to them is
  provided under the
  caption "Selling
  Stockholders" in this
  prospectus.


 . We will not receive any
  of the proceeds from
  the sale of the common
  stock being registered.


 . Our common stock trades
  on the NASDAQ National
  Market System under the
  symbol "ASTX."


  On October 21, 1999, the closing sale price of one share of our common stock as quoted on the NASDAQ National Market System was $25.50.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It is illegal for any person to tell you otherwise.

The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange commission. No one may sell these securities nor may offers to buy be accepted until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer, solicitation or sale is not permitted.

                The date of this Prospectus is October 25, 1999

                      WHERE YOU CAN FIND MORE INFORMATION

   We are a public company and file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available to the public at the SEC's web site at "http://www.sec.gov." In addition, our stock is listed for trading on the NASDAQ National Market. You can read and copy reports and other information concerning us at the offices of NASDAQ Operations at 1735 K Street, N.W., Washington, D.C. 20006.

   This prospectus is only part of a Registration Statement on Form S-3 that we have filed with the SEC under the Securities Act of 1933 and therefore omits certain information contained in the Registration Statement. We have also filed exhibits and schedules with the Registration Statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may:

  . inspect a copy of the Registration Statement, including the exhibits and schedules, without charge at the public reference room or

  . obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

   The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until all of the shares of common stock are sold. The documents we are incorporating by reference are:

  . Our Annual Report on Form 10-K for the fiscal year ended June 26, 1999, filed on September 24, 1999 (File No. 1-09898);

  . Our Proxy Statement, filed on October 20, 1999; and

  . The description of our capital stock contained in our registration statement on Form 8-A under the 1934 Act (File No. 0-22646), including amendments or reports filed for the purpose of updating that description.

   You may request a copy of these filings at no cost by writing or telephoning our Director of Investor and Public Relations at the following address and phone number:

    Applied Science and Technology, Inc.
    35 Cabot Road
    Woburn, Massachusetts 01801
    (781) 933-5560

   This prospectus is part of a Registration Statement that we filed with the SEC. You should rely only on the information incorporated by reference in or provided in this prospectus and the Registration Statement. We have not authorized any other person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.

                               PROSPECTUS SUMMARY

   This summary highlights information incorporated by reference or contained elsewhere in this prospectus. It is not complete and may not contain all of the information that you should consider before investing in our securities. You should read the entire prospectus and the documents incorporated by reference herein carefully, including the "Risk Factors" section contained in our most recent report on Form 10-K for the fiscal year ended June 26, 1999, and you must consult the more detailed financial statements, and notes to financial statements, incorporated by reference in this prospectus.

   This prospectus and the documents incorporated by reference contain forward-looking statements. These statements can be identified by the use of forward-looking terminology such as "may," "will," "could," "expect," "anticipate," "estimate," "continue" or other similar words. These statements discuss future expectations, contain projections of results of operations or of financial condition or state other forward-looking information. Examples of forward-looking statements can be found in the discussion set forth under "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the fiscal year ended June 26, 1999 and under "Business" in the Form 10-K, incorporated in this prospectus by reference. Such statements are based on current expectations that involve a number of uncertainties including those set forth in the risk factors below. When considering forward-looking statements, you should keep in mind that the risk factors incorporated by reference could cause our actual results to differ significantly from those contained in any forward-looking statement.

                                  The Company

   We supply precision reactive gas processing solutions and specialty power sources to the semiconductor, electronics, medical and industrial markets. Our broad product line is based on one or more of our core technologies including reactive gas processing, power sources and system integration. Depending on our customers' needs, we provide varying levels of integration--from components to integrated subsystems to complete process systems. Our reactive gas solutions give our customers a competitive advantage by improving their time to market with lower costs and less complexity.

   The electronics revolution could not have taken place without the advent of reactive gas processing methods for production of semiconductors. A reactive gas, created when energy breaks apart the molecules in a stable gas, allows rapid chemical reactions to occur at relatively low temperatures, essential for manufacturing advanced electronic devices. The semiconductor industry is the largest user of precision reactive gas processing because of its extraordinary demands for ultra-pure, high-yield and fine-geometry processes.

   We sell an extensive line of integrated subsystems and components to leading semiconductor equipment manufacturers, such as Applied Materials, which incorporate our products into the equipment it sells to semiconductor manufacturers. Semiconductor technology advances, particularly shrinking line widths, are driving the need for more sophisticated manufacturing processes which increasingly involve the use of reactive gases. Many essential steps in the manufacture of semiconductors use reactive gas processes including photoresist stripping, etching, thin-film deposition, surface and chamber cleaning and abatement of toxic exhaust gases. As equipment companies seek to improve the efficiency of their development and manufacturing processes, they are working more closely with critical suppliers who can provide integrated subsystems. We deliver fully-integrated reactive gas solutions that address this opportunity.

   Precision reactive gas technologies are increasingly being used in other sectors of electronics including magnetic disk heads and advanced electronics packaging. For these applications, we sell complete process systems which incorporate our reactive gas solutions combined with a fully-integrated platform that includes substrate handling and a production process.

   We sell power source and reactive gas products for medical equipment and a variety of industrial applications. Our power sources are used in magnetic resonance imaging (MRI), medical lasers and medical apparatus sterilization. Industrial applications include power sources for laser markers and high intensity lamps and reactive gas sources for thin-film optical coating, polymer surface modification and removal of trace carcinogens from groundwater.

   Our principal executive offices are located at 35 Cabot Road, Woburn, Massachusetts 01801-1053 and our telephone number is (781) 933-5560. Our corporate web site is www.astex.com.

                                USE OF PROCEEDS

   We will not receive any of the proceeds from the sale of the common stock by the selling stockholders.

                           DESCRIPTION OF SECURITIES

Authorized and Outstanding Capital Stock

   Pursuant to our Certificate of Incorporation, as amended, we are authorized to issue up to 30,000,000 shares of our common stock, $.01 par value per share and 1,000,000 shares of preferred stock. At June 26, 1999, we had issued 11,417,162 shares of common stock and no shares of preferred stock. As of June 26, 1999, we had also issued options to purchase up to 1,370,333 shares of common stock to employees, directors and others pursuant to our stock option plans, at an average exercise price of $7.65 per share.

Common Stock

   The holders of Common Stock are entitled to one vote per share for each share held of record on all matters submitted to a vote of stockholders and are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, holders of Common Stock have the right to a ratable portion of assets remaining after payment of liabilities and the liquidation preferences of any outstanding Preferred Stock. The holders of Common Stock have no preemptive rights or rights to convert their Common Stock into any other securities and are not subject to future calls or assessments by the Company. All outstanding shares of Common Stock are fully paid and non-assessable.

Preferred Stock and Preferred Share Purchase Rights

   The Board of Directors may, without further action of our stockholders, issue preferred stock in one or more series and fix the rights and preferences thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption (including sinking fund provisions), redemption price or prices, liquidation preferences and the number of shares constituting any series or the designation of such series.

   On February 19, 1998, we declared a dividend of one preferred share purchase right (a "right") for each outstanding share of common stock outstanding on March 2, 1998 (the "record date") to stockholders of record on that date. Each right entitles the registered holder to purchase one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.01 per share ("junior preferred shares") at $70 per one one-thousandth of a junior preferred share, subject to adjustment in the event of a stock split of the common shares or a stock dividend on the common shares payable in common shares or subdivisions, consolidations or combinations of the common shares occurring prior to the distribution date, defined below.

   Until the earlier of (i) 10 days following a public announcement that a person or group of affiliated or associated persons has acquired a beneficial ownership of 15% or more of the outstanding common shares or (ii) 10 business days following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of such outstanding common shares (the earlier of such dates being the "distribution date"), the rights will be evidenced, with respect to any of the common share certificates outstanding as of the record date.

   Until the distribution date, the rights will be transferred with and only with the common shares. Until the distribution date (or earlier redemption or expiration of the rights), new common share certificates issued after the record date will contain a notation incorporating the rights agreement by reference.

   Preferred shares purchased upon exercise of the rights are not redeemable and are entitled to quarterly dividend payments of 1000 times dividends declared on common shares, 1000 votes, voting together with common shares, and 1000 times the aggregate payment made to common shareholders in the event of liquidation.

   The rights are not exercisable until the distribution date and expire on December 31, 2007, unless extended or redeemed by us.

   The future issuance of preferred stock could reduce the rights, including voting rights, of the holders of common stock, and, therefore, reduce the value of the common stock. In particular, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with or sell our assets to a third party, thereby preserving our control by existing management.

                         TRANSFER AGENT AND REGISTRAR

   The transfer agent and registrar for our common stock is Continental Stock Transfer and Trust Company.

                              SELLING STOCKHOLDERS

   The following table lists the selling stockholders and provides information regarding the beneficial ownership of our common stock by each selling stockholder as of October 14, 1999 (unless otherwise noted). The information provided in the table has been obtained from the selling stockholders. The selling stockholders may sell all, some or none of their securities in this offering. See "Plan of Distribution" on page 6 of this prospectus.

                                                              Percentage of
                                                                 Shares
                                               Maximum Number Beneficially
                           Number of Shares      of Shares     Owned (/1/)
     Names of Selling        Beneficially          Being      -----------------
       Stockholders           Owned(/1/)        Offered(/1/)         Percent
     ----------------      ----------------    -------------- ------ ----------
Chunghsin Lee.............          142,792           142,792             1.2%
Piero Sferlazzo...........           46,274(2)         40,274               *
David Felsenthal..........           21,842(3)         16,842               *
Chen-Chun Lin.............           12,204            12,204               *
Lydia Chang Lee...........           12,204            12,204               *
William Holber, Ph.D. ....           45,965(4)          9,279               *
Jung-Fa Lee...............            9,763             9,763               *
Jerald M. Blaze...........            7,322             7,322               *
Jeng-Li Wu................            7,322             7,322               *
Shu Yen Lin...............            6,102             6,102               *
Wen-Chang Wang............            6,102             6,102               *
Ming-Liang Hu.............            6,102             6,102               *
Huei-Huanz Chen...........            3,661             3,661               *
Hui-Yeng Chen.............            3,661             3,661               *
Jen-Yi Hung...............            3,661             3,661               *
Ming-Chui Lee.............            3,661             3,661               *
Yu-Mei Hsieh..............            3,661             3,661               *
Ching-Lian Hsieh..........            3,661             3,661               *
Hung-Yen Chuang...........            3,661             3,661               *
Hsiang-Chia Cheng.........            3,661             3,661               *
Tien-Chun Chen............            3,661             3,661               *
Chune-Dar Hwang...........            3,051             3,051               *
Michael Silvia............           17,879             3,000               *
Matthew Besen.............           24,400             3,000               *
Rosemary Hewett...........            3,129             2,929               *
Vickie J. Risteen.........            2,296             2,196               *
Chiao-Chuan Chen..........            1,220             1,220               *
Tsan-Ying Wang............            1,220             1,220               *
  Total...................                            325,873             2.8%

--------
*   Less than one percent of the outstanding shares of common stock.

(1) Percentage ownership is based upon 11,479,630 shares of common stock issued and outstanding as of October 14, 1999. Beneficial ownership of common stock is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible securities currently exercisable or convertible, or exercisable or convertible within 60 days of October 14, 1999 are considered to be outstanding for purposes of computing the percentage ownership of the persons holding such option, warrant or convertible security, but not for purposes of computing the percentage of any other holder. Unless otherwise noted, beneficial ownership is as of October 14, 1999.

(2) Includes 6,000 shares of common stock subject to currently exercisable options held by Dr. Sferlazzo.

(3) Includes 5,000 shares of common stock subject to currently exercisable options held by Mr. Felsenthal.

(4) Includes 24,500 shares of common stock subject to currently exercisable options held by Dr. Holber.

                              PLAN OF DISTRIBUTION

   In addition to covering the resale of the above mentioned shares of common stock, this prospectus covers an indeterminate number of additional shares of common stock as may from time to time become issuable as a result of any stock split, stock dividend, recapitalization, combination, merger, consolidation, distribution or other similar transactions with respect to the 325,873 shares of common stock discussed above.

   The common stock was originally issued to the selling stockholders pursuant to exemptions from the registration requirements under Sections 4(2) or 3(a)(9) of the Securities Act or otherwise. Of the 325,873 shares, 310,594 shares were issued to stockholders of Klee Corporation, in exchange for their shares of Klee Corporation, which we acquired in April 1999 (the "Klee Transaction"). The remaining 15,279 shares were issued to three non-executive employees. In accordance with registration rights granted to certain of the selling stockholders in the Klee Transaction, we have filed a Registration Statement on Form S-3 with the SEC in order to register the securities under the Securities Act of 1933. The Registration Statement covers the resale of the 325,873 shares of common stock from time to time on the NASDAQ National Market or in privately-negotiated transactions. This prospectus forms a part of the Registration Statement. We have also agreed to prepare and file such amendments and supplements to the Registration Statement as may be necessary to keep the Registration Statement effective until the later of one year after the date that the Registration Statement is declared effective and the date when the securities covered by the Registration Statement have been sold or may be sold under SEC Rule 144(k) without volume restrictions. We have agreed to pay all reasonable fees and expenses for the registration of the common stock. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act, that could arise in connection with the selling stockholders' sales of their securities.

   The 325,873 shares of our common stock offered in this prospectus may be offered and sold from time to time by the selling stockholders, or by pledgees, donees, transferees or other successors in interest. Such offers and sales may be made from time to time on a stock exchange, market or trading facility on which the securities are traded or in private negotiated transactions. These sales may be at prices and on terms prevailing in the market, at prices related to the market price of our common stock or at negotiated prices. The selling stockholders may use any one or more of the following methods when selling the securities:

  . ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  . block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  . purchases by a broker-dealer as principal and resale by the broker-dealer for its account,

  . an exchange distribution in accordance with the rules of the relevant exchange;

  . privately negotiated transactions;

  . short sales;

  . broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

  . a combination of any such methods of sale; and

  . any other method permitted by law.

   The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.

   From time to time the selling stockholders may engage in short sales, short sales against the box, puts and calls and other transactions in our securities, and may sell and deliver the securities in connection with those transactions. The selling stockholders may pledge their shares to their brokers under the margin provisions of their customer agreements. If a selling stockholder defaults on a margin loan, the broker may offer and sell the pledged securities from time to time.

   Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

   The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be considered to be "underwriters" within the meaning of the Securities Act of 1933 in connection with such sales. If so, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be considered to be underwriting commissions or discounts under the Securities Act.

   In order to comply with the securities laws of some states, the securities must be offered or sold only through registered or licensed brokers or dealers. In addition, in some states, the securities may not be offered or sold unless they have been registered or qualified for sale in that particular state or unless an exemption from the registration or qualification requirement is available and is complied with.

   Under the Securities Exchange Act of 1934, any person engaged in the distribution of the common stock may not at the same time engage in market-making activities with respect to the common stock for five business days prior to the start of the distribution. In addition, each selling stockholder and any other person participating in a distribution will be subject to the Exchange Act, which may limit the timing of purchases and sales of securities by the selling stockholder or any other person. These factors may affect the marketability of the securities and the ability of brokers or dealers to engage in market-making activities.

   All proceeds from sales of the 325,873 shares of common stock offered in the prospectus will be the property of the selling stockholders, each of whom will bear the expense of underwriting discounts and selling commissions, if any, and their own legal fees.

                            LEGALITY OF COMMON STOCK

   The validity of the securities offered in this prospectus is being passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts.

                                    EXPERTS

   The financial statements incorporated in this prospectus by reference to the Company's Annual Report on Form 10-K for the fiscal year ended June 26, 1999 have been so incorporated in reliance on the report of KPMG LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                INDEMNIFICATION

   Section 145 of the General Corporation Law of the State of Delaware provides that we have the power to indemnify our directors, officers, employees or agents and certain other persons serving at our request in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful, provided that, in the case of actions brought by or on behalf of us, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to us unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

   Section 102(b)(7) of the Delaware General Corporation Law permits us to provide in our certificate of incorporation that our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

   Our Restated Certificate of Incorporation provides for indemnification to the fullest extent permitted by law and that we may advance litigation expenses to an officer or director prior to the final disposition of an action.

   Our Certificate of Incorporation also provides, as permitted by Delaware law, that directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of a director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

   We have a Directors and Officers liability insurance policy that insures our officers and directors against certain liabilities.

Commission Policy

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

   You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling stockholders are offering to sell and seeking offers to buy shares of our common stock and warrants only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of October 25, 1999. You should not assume that this prospectus is accurate as of any other date.

                               -----------------

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Where You Can Find More Information........................................   2
Incorporation of Certain Information by
 Reference.................................................................   2
The Company................................................................   3
Use of Proceeds............................................................   5
Description of Securities..................................................   5
Transfer Agent and Registrar...............................................   6
Selling Stockholders.......................................................   7
Plan of Distribution.......................................................   8
Legality of Common Stock...................................................   9
Experts....................................................................   9
Indemnification............................................................   9

-------------------------------------------------------------------------------
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                        325,873 Shares of Common Stock,
                           $.01 par value per share

                     APPLIED SCIENCE AND TECHNOLOGY, INC.

                               -----------------

                                  PROSPECTUS

                               -----------------

                               October 25, 1999

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

   The table sets forth our estimates (other than the SEC and NASDAQ filing fees) of our expenses in connection with the issuance and distribution of the common stock being registered. None of the following expenses are being paid by the selling stockholders.

   Item                                                                Amount
   ----                                                              ----------
   SEC registration fee............................................. $ 2,162.90
   NASDAQ Listing Fee...............................................   6,000.00
   Legal fees and expenses..........................................   6,000.00
   Accounting fees and expenses.....................................   2,500.00
   Miscellaneous fees and expenses..................................   5,000.00
                                                                     ----------
     Total.......................................................... $21,662.90
                                                                     ==========

   The selling stockholders will bear the expense of their own legal counsel for the registration of the securities being registered and miscellaneous fees and expenses, if any.

Item 15. Indemnification of Directors and Officers.

   See "Indemnification" contained in Part I hereof, which is incorporated herein by reference.

Item 16. Exhibits.

   Exhibit
   Number                               Description
   -------                              -----------
     4.1   The Restated Certificate of Incorporation of the Registrant
           (previously filed as Exhibit 3a to the Registrant's Registration
           Statement on Form SB-2, File No. 33-69098-B, and incorporated herein by reference).
     4.2   Form of Common Stock Certificate (previously filed as Exhibit No. 4a to the Registrant's Registration Statement on Form SB-2, File No.
           33-69098-B, and incorporated herein by reference).
     5     Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., with respect to the legality of the securities being registered.
    23.1   Consent of KPMG LLP.
    23.2   Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
           (included in Exhibit 5).
    24     Power of Attorney (filed in Part II of this Registration Statement).

Item 17. Undertakings.

 A. Rule 415 Offering

   The undersigned registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)(sec.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

   (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

 B. Filings Incorporating Subsequent Exchange Act Documents by Reference

   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 C. Incorporated Annual and Quarterly Reports.

   The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

 D. Request for Acceleration of Effective Date or Filing of Registration Statement on Form S-8

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woburn, Commonwealth of Massachusetts, on October 25, 1999

                                          APPLIED SCIENCE AND TECHNOLOGY, INC.

                                               /s/ Richard S. Post, Ph.D.
                                          By: _________________________________
                                                   Richard S. Post, Ph.D.
                                                  Chief Executive Officer

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard S. Post, Ph.D. and John M. Tarrh, or any of them, his attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitutes may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


              Signature                          Title                   Date
              ---------                          -----                   ----

    /s/ Richard S. Post, Ph.D.         Chief Executive Officer     October 25, 1999
______________________________________  and Chairman of the Board
        Richard S. Post, Ph.D.          (principal executive
                                        officer)

        /s/ John M. Tarrh              Senior VicePresident,       October 25, 1999
______________________________________  Finance and Director
            John M. Tarrh               (principal financial
                                        officer and principal
                                        accounting officer)

      /s/ Robert R. Anderson           Director                    October 25, 1999
______________________________________
          Robert R. Anderson

      /s/ Michel de Beaumont           Director                    October 25, 1999
______________________________________
          Michel de Beaumont

              Signature                          Title                   Date
              ---------                          -----                   ----
       /s/ John R. Bertucci            Director                    October 25, 1999
______________________________________
           John R. Bertucci

       /s/ Hans-Jochen Kahl            Director                    October 25, 1999
______________________________________
           Hans-Jochen Kahl

    /s/ Donald K. Smith, Ph.D.         Director                    October 25, 1999
______________________________________
        Donald K. Smith, Ph.D.

                      APPLIED SCIENCE AND TECHNOLOGY, INC.

                          INDEX TO EXHIBITS FILED WITH
                        FORM S-3 REGISTRATION STATEMENT

   Exhibit
   Number                               Description
   -------                              -----------
     4.1   The Certificate of Incorporation of the Registrant (previously filed as Exhibit 3a to the Registrant's Registration Statement on Form SB-
           2, File No. 33-69098-B, and incorporated herein by reference).
     4.2   Form of Common Stock Certificate (previously filed as Exhibit No. 4a to the Registrant's Registration Statement on Form SB-2, File No.
           33-69098-B, and incorporated herein by reference).
     5     Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., with respect to the legality of the securities being registered.
    23.1   Consent of KPMG LLP.
    23.2   Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
           (included in Exhibit 5)
    24     Power of Attorney (filed in Part II of this Registration Statement).